UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):                    March 31, 2011

INSITUFORM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10786	13-3032158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17988 Edison Avenue, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number,
including area code                                            (636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry Into a Material Definitive Agreement.

On March 31, 2011, Insituform Technologies, Inc. (the “Company”) executed a second amendment (the “Second Amendment”) to its current credit agreement dated March 31, 2009 (the “Credit Facility”).  The Company sought to amend the Credit Facility to take advantage of lower interest rates available in the debt marketplace and to obtain more favorable loan terms generally.  A fee of 0.125% or approximately $121,875.00 was paid to the lenders consenting to the Second Amendment, based on their total commitment.

The Second Amendment extends the maturity date from March 31, 2012 to March 31, 2014 and provides the ability to increase the amount of the borrowing commitment by up to $40.0 million in the aggregate, compared to $25.0 million in the aggregate allowed under the Credit Facility prior to the Second Amendment.

At the Company’s election, in accordance with the Second Amendment, borrowings under the facility will bear interest at a reduced rate set at either (i) a fluctuating rate of interest equal on any day to the higher of Bank of America, N.A.’s announced prime rate, the Federal Funds Rate plus 0.50% or one-month LIBOR plus 1.00%, plus in each case a margin ranging from 0.75% to 1.50%, or (ii) rates of interest fixed for one, two, three or six months at the British Bankers Association LIBOR Rate for such period plus a margin ranging from 1.75% to 2.50%. This is compared with the Credit Facility prior to the Second Amendment, which had an interest rate set at either (i) a fluctuating rate of interest equal on any day to the higher of Bank of America, N.A.’s announced prime rate, the Federal Funds Rate plus 0.50% or one-month LIBOR plus 1.00%, plus in each case a margin ranging from 1.75% to 3.00%, or (ii) rates of interest fixed for one, two, three or six months at the British Bankers Association LIBOR Rate for such period plus a margin ranging from 2.75% to 4.00%.  The applicable margins are determined quarterly based upon the Company’s consolidated leverage ratio.

The Second Amendment also modifies certain covenants in the Credit Facility to improve the consolidated financial leverage ratio and consolidated fixed charge coverage ratio and to provide the Company with additional investment flexibility.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the Second Amendment, dated March 31, 2011, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated by reference.

Item 9.01.      Financial Statements and Exhibits.

                        (d)       The following exhibits are filed as part of this report:

Exhibit	Description
10.1	Second Amendment to Credit Agreement, dated March 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSITUFORM TECHNOLOGIES, INC.

By:	/s/ David F. Morris
David F. Morris
Senior Vice President, General Counsel and
Chief Administrative Officer

Date:  April 5, 2011.

INDEX TO EXHIBITS

These exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

Exhibit	Description
10.1	Second Amendment to Credit Agreement, dated March 31, 2011.